Exhibit 10.29

Execution Version

SUBSCRIPTION AGREEMENT

Global Partner Acquisition Corp II

200 Park Avenue, 32nd Floor

New York, NY 10166

Ladies and Gentlemen:

This subscription agreement (this “Subscription Agreement”) is entered into as of the date set forth on the signature page hereto, by and between Global Partner Acquisition Corp II, a Cayman Islands exempted company (“GPAC”), which shall be domesticated as a Delaware corporation prior to the consummation of the Transaction (as defined herein), and the undersigned subscriber (“you” or “Subscriber”), in connection with the Business Combination Agreement, dated as of November 21, 2023 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among GPAC, Strike Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of GPAC (“Merger Sub I”), Strike Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of GPAC (“Merger Sub II”), and Stardust Power Inc., a Delaware corporation (“Stardust Power”), pursuant to which, among other things, Stardust Power will merge with and into Merger Sub I, with Stardust Power as the surviving entity (the “First Merger”) and following the First Merger, Stardust Power will merge with and into Merger Sub II, with Merger Sub II as the surviving entity (the “Second Merger” and together with the First Merger, the “Mergers”) and the transactions contemplated by the Business Combination Agreement, the “Transaction”). Prior to the consummation of the Transaction, GPAC will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Act (2020 Revision) (the “Domestication”).

In connection with the Transaction, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from GPAC (following the Domestication) the number of shares of common stock, par value $0.0001 per share (the “Common Stock”), of GPAC, set forth on the signature page hereto (the “Shares”), in a private placement for a purchase price of $9.20 per share (the “Per Share Purchase Price”), and GPAC desires to issue and sell to Subscriber the Shares at the Per Share Purchase Price at or prior to the Closing Date (as defined herein).

On or about the date of this Subscription Agreement, GPAC is entering into subscription agreements substantially similar to this Subscription Agreement (the “Other Subscription Agreements”, and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and, together with the Subscriber, the “Subscribers”), pursuant to which the Subscribers, severally and not jointly, have agreed to subscribe for and purchase, and GPAC has agreed to issue and sell to such Other Subscribers, on the Closing Date, Common Stock at the Per Share Purchase Price.

The aggregate purchase price to be paid by the Subscriber for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Subscriber and GPAC acknowledges and agrees as follows:

1. Subscription. The Subscriber hereby irrevocably subscribes for and agrees to purchase from GPAC the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions set forth in this Subscription Agreement. The Subscriber acknowledges and agrees that GPAC reserves the right to accept or reject the Subscriber’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by GPAC only when this Subscription Agreement is signed by a duly authorized person by or on behalf of GPAC. The Subscriber acknowledges and agrees that, as a result of the Domestication, the Shares that will be purchased by the Subscriber and issued by GPAC on the terms and subject to the conditions set forth in this Subscription Agreement shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2. Closing. The closing of the sale, purchase and issuance of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur contingent upon, and substantially concurrent with the effectiveness of the Transaction (the date the Closing so occurs, the “Closing Date”). Upon delivery of written notice from (or on behalf of) GPAC to the Subscriber (the “Closing Notice”), that GPAC reasonably expects all conditions to the consummation of the Transaction under the Business Combination Agreement to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Subscriber, the Subscriber shall deliver to GPAC, three (3) business days prior to the anticipated closing date specified in the Closing Notice, (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by GPAC in the Closing Notice (such funds to be held in an escrow by GPAC or in such account(s) specified by GPAC), segregated from and not comingled with the other funds of GPAC, and (ii) any other information that is reasonably requested in the Closing Notice in order for the Shares to be issued to the Subscriber, including, without limitation, a fully executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, GPAC shall issue a number of Shares to the Subscriber set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book-entry form, free and clear of all liens (other than those arising under applicable securities laws), in the name of the Subscriber (or its nominee or custodian) on GPAC’s share register; provided, however, that GPAC’s obligation to issue the Shares to the Subscriber is contingent upon GPAC having received the Subscription Amount in full accordance with this Section 2. In the event the Closing does not occur within two (2) business days of the anticipated Closing Date specified in the Closing Notice, GPAC shall promptly (but not later than three (3) business days thereafter) return the Subscription Amount to the Subscriber; provided, that, unless this Subscription Agreement has been terminated pursuant to Section 8, such return of funds shall not terminate this Subscription Agreement or relieve the Subscriber of its obligation to purchase the Shares at the Closing upon the delivery by GPAC of a subsequent Closing Notice in accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York are authorized or required to close for business.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise enjoining, restraining or prohibiting consummation of (i) the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement or (ii) the Transaction; and

(ii) (A) all conditions precedent to the consummation of the Transaction set forth in the Business Combination Agreement shall have been satisfied (which shall be deemed satisfied if mutually determined by the applicable parties to the Business Combination Agreement and other than those conditions under the Business Combination Agreement that, by their nature are to be satisfied in connection with the consummation of the Transaction, including to the extent that any such condition is dependent upon the consummation of the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement or the Other Subscription Agreements) or waived by the applicable parties to the Business Combination Agreement as provided therein and (B) the consummation of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.

b. The obligation of GPAC to consummate the sale and issuance of the Shares pursuant to this Subscription Agreement shall be subject to the condition (which may be waived in writing (email being sufficient) by GPAC) that (i) all representations and warranties of the Subscriber contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (except for (i) those representations and warranties qualified by materiality, which shall be true and correct in all respects as of the Closing Date and (ii) those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such specified earlier date) and (ii) all obligations, covenants and agreements of the Subscriber required to be performed by it at or prior to the Closing shall have been performed in all material respects.

c. The obligation of the Subscriber to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the condition (which may be waived in writing (email being sufficient) by the Subscriber) that (i) all representations and warranties of GPAC contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date (except for (x) those representations and warranties qualified by materiality or Material Adverse Effect (as defined below), which shall be true and correct in all respects as of the Closing Date and (y) those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) as of such specified earlier date), (ii) GPAC shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing and (iii) the Shares acquired hereunder shall have been approved for listing by the Stock Exchange (as defined below), subject to official notice of issuance.

4. Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. GPAC’s Representations and Warranties. GPAC represents and warrants to the Subscriber that:

a. GPAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). GPAC has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Domestication, GPAC will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under GPAC’s certificate of incorporation or bylaws (each, as amended to the Closing Date) or under the General Corporation Law of the State of Delaware or under any agreement or instrument to which GPAC is a party.

c. The Subscription Agreement and the Business Combination Agreement have been duly authorized, executed and delivered by GPAC and, with respect to the Subscription Agreement, assuming that the Subscription Agreement constitutes the valid and binding agreement of the Subscriber, constitutes a legal, valid and binding obligation of GPAC, enforceable against GPAC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The sale and issuance of the Shares and the compliance by GPAC with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of GPAC or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which GPAC or any of its subsidiaries is a party or by which GPAC or any of its subsidiaries is bound or to which any of the property or assets of GPAC or any of its subsidiaries is subject that would reasonably be expected to have a material adverse effect on the validity of the Shares or the legal authority of GPAC to comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of GPAC; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over GPAC or any of their properties that would reasonably be expected to have a Material Adverse Effect.

e. As of their respective filing dates, all reports, forms, statements, schedules and other documents (the “SEC Reports”) required to be filed, or actually filed, by GPAC with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. GPAC has filed with the SEC each SEC Report that GPAC was required to file with the SEC. The financial statements of GPAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing or, if amended, as of the time of such amendment, and fairly present in all material respects the financial position of GPAC as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject to (i) in the case of interim unaudited statements, normal, year-end audit adjustments, and (ii) changes to historical accounting policies of GPAC in connection with any order, directive, guideline, comment or recommendation from the SEC that is applicable to GPAC. A copy of each SEC Report is available to the Subscriber via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by GPAC from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

f. Assuming the accuracy of the representations and warranties of the Subscriber, GPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by GPAC of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq, or such other applicable stock exchange on which GPAC’s common equity is then or will be listed (the “Stock Exchange”), (iv) those required to consummate the Transaction as provided under the Business Combination Agreement and (v) those the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

g. The issued and outstanding Class A ordinary shares of GPAC, $0.0001 par value (“Class A Shares”), are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange. Except as disclosed in GPAC’s filings with the SEC, there is no suit, action, proceeding or investigation pending or, to the knowledge of GPAC, threatened against GPAC by the Stock Exchange or the SEC, respectively, to prohibit or terminate the listing of the Class A Shares or, when issued, the Common Stock to be issued in connection with the Domestication, or to deregister the Class A Shares or, when registered and issued in connection with the Domestication, the Common Stock, under the Exchange Act. GPAC has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act, other than in connection with the Domestication and subsequent registration under the Exchange Act of the Common Stock.

h. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 6, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the offer and sale of the Shares by GPAC to the Subscriber hereunder. The Shares (i) were not offered to the Subscriber by any form of general solicitation or general advertising and (ii) are not being offered to the Subscriber in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

i. Other than the Placement Agent (as defined below), GPAC has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and GPAC is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agent.

j. As of the date of this Subscription Agreement, the authorized capital stock of GPAC consists of 5,000,000 preference shares, par value $0.0001 per share (the “Preferred Shares”), 500,000,000 Class A Shares, and 50,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Shares”). As of the date of this Subscription Agreement, (i) no Preferred Shares are issued and outstanding, (ii) 9,194,585 Class A Shares are issued and outstanding, and (iii) 100,000 Class B Shares are issued and outstanding. All issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable. As of the date hereof, GPAC has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which GPAC is a party or by which it is bound relating to the voting of any securities of GPAC, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Business Combination Agreement.

k. GPAC is in compliance with applicable law, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. GPAC has not received any written communication from a governmental authority that alleges that GPAC is not in compliance with or is in default of any applicable law, except where such noncompliance or default has not had and would not reasonably be expected to have a Material Adverse Effect.

l. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of GPAC, threatened against GPAC or (ii) judgment, decree injunction, ruling or order of any governmental entity or arbitrator outstanding against GPAC.

m. There has been no action taken by (i) to the knowledge of GPAC, GPAC or any officer, director, or to the knowledge of GPAC, any equityholder, manager, employee, agent or representative of GPAC or (ii) to the knowledge of GPAC, by Stardust Power, any of its subsidiaries (collectively, GPAC, Stardust Power, and Stardust Power’s subsidiaries, the “Entities”), or any officer, director, equityholder, manager, employee, agent or representative of any of Stardust Power or any of its subsidiaries, in each case of (i) and (ii), acting on behalf of any of the Entities, in violation of any applicable Anti-Corruption Laws (as herein defined), and, to the knowledge of GPAC, none of the Entities or any officer, director, equityholder, manager, employee, agent or representative of any of the Entities, in each case, acting on behalf of any of the Entities, have (1) been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (2) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws or (3) received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

6. Subscriber’s Representations and Warranties. The Subscriber represents and warrants to GPAC that:

a. The Subscriber, or each of the funds managed by or affiliated with the Subscriber for which the Subscriber is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A following the signature page hereto and the information contained therein is accurate and complete, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction (and shall provide the requested information set forth on Schedule A). The Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

b. The Subscriber acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares have not been registered under the Securities Act or any other applicable securities laws. The Subscriber acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to GPAC or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing the Shares shall contain a restrictive legend to such effect, which legend shall be subject to removal as set forth herein, subject to applicable law. The Subscriber acknowledges and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that GPAC files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Subscriber acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c. The Subscriber acknowledges and agrees that the Subscriber is purchasing the Shares from GPAC. The Subscriber further acknowledges that there have not been, and the Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants and agreements made to the Subscriber by or on behalf of GPAC, Stardust Power, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of GPAC expressly set forth in Section 5.

d. The Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Subscriber acknowledges and agrees that the Subscriber has had access to, has received and has had an adequate opportunity to review, such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares, including, without limitation, with respect to GPAC, the Transaction and the business of Stardust Power and its subsidiaries. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed the SEC Reports. The Subscriber acknowledges and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, deemed necessary to make an investment decision with respect to the Shares.

f. The Subscriber became aware of this offering of the Shares solely by means of direct contact between the Subscriber and GPAC, Stardust Power or a representative of GPAC or Stardust Power, and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and GPAC, Stardust Power or a representative of GPAC or Stardust Power. The Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to the Subscriber, by any other means. The Subscriber acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising and (ii) to its knowledge are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, GPAC, Stardust Power, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of GPAC contained in Section 5, in making its investment or decision to invest in GPAC.

g. The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including, without limitation, those set forth in GPAC’s SEC Reports and Subscriber acknowledges having read the Risk Factors included in GPAC’s SEC Reports (the “Risk Factors”). The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has had an opportunity to seek and has sought such accounting, legal, business and tax advice as the Subscriber has considered necessary to make an informed investment decision, and the Subscriber has made its own assessment and satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. The Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder meets (x) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (y) the institutional customer exemption under FINRA Rule 2111(b). The Subscriber will not look to the Placement Agent for all or part of any such loss or losses the Subscriber may suffer, is able to sustain a complete loss on its investment in the Shares, has no need for liquidity with respect to its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

h. Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in GPAC. The Subscriber acknowledges specifically that a possibility of total loss exists.

i. In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber; provided that neither such investigation nor any other inquiries or due diligence conducted by the Subscriber shall modify, limit or otherwise affect the Subscriber’s right to rely on GPAC’s representations and warranties contained in this Subscription Agreement. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by or on behalf of the Placement Agent or any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning GPAC, Stardust Power, the Transaction, the Business Combination Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j. The Subscriber acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

k. The Subscriber, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

l. The execution, delivery and performance by the Subscriber of this Subscription Agreement and the transactions contemplated herein are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and, if the Subscriber is not an individual, will not conflict with or violate any provisions of the Subscriber’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same or, if the Subscriber is not an individual, the signatory has been duly authorized to execute the same. This Subscription Agreement has been duly executed and delivered by the Subscriber or the investment advisor to which the Subscriber has delegated decision-making authority over investments and, assuming that the Subscription Agreement constitutes the valid and binding agreement of GPAC, constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

m. The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of Cuba, Iran, North Korea, Russia, Syria, the Crimea, Donetsk or Luhansk regions of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including, without limitation, the OFAC List. To the extent required by applicable law, the Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

n. The Subscriber acknowledges that no disclosure or offering document has been prepared by any of the Company’s placement agents or any of their respective affiliates (the “Placement Agent”) in connection with the offer and sale of the Shares.

o. The Subscriber acknowledges that none of the Placement Agent, any of its affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to GPAC, Stardust Power or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by GPAC.

p. The Subscriber acknowledges that in connection with the issue and purchase of the Shares, the Placement Agent has not acted as the Subscriber’s underwriter, initial purchaser, dealer, financial advisor, fiduciary or in any similar capacity.

q. The Subscriber has or has commitments to have and, when required to deliver payment to GPAC pursuant to Section 2, will have, sufficient funds to pay the Subscription Amount and consummate the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement.

r. The Subscriber does not have, as of the date hereof, and during the thirty (30)-day period immediately prior to the date hereof such Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of GPAC.

s. The Subscriber acknowledges and agrees that the Placement Agent (i) is acting solely in its capacity as placement agent with respect to the issuance and sale of the Shares pursuant to this Subscription Agreement and the Other Subscription Agreements, is not acting as an underwriter, initial purchaser, dealer, financial advisor, fiduciary or in any other capacity and is not and shall not be construed as a fiduciary to the Subscriber, GPAC, or any other person or entity in connection with this offering of the Shares or the Transaction; (ii) has not made and will not make any representation or warranty, whether express or implied, of any kind or character to the Subscriber and has not provided any advice or recommendation in connection with this offering of the Shares or the Transaction; (iii) will have no responsibility with respect to (1) any representations, warranties or agreements made by any person or entity under or in connection with the offering of the Shares, the Transaction or any of the documents furnished pursuant thereto or in connection therewith or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (2) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning Stardust Power, this offering of Shares, or the Transaction.

t. The Subscriber acknowledges and is aware that the Placement Agent is acting as GPAC’s placement agent.

u. The Subscriber acknowledges and agrees that no Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Subscriber, GPAC or any other person or entity), whether in contract, tort or otherwise, to the Subscriber, or to any person claiming through the Subscriber, in respect of this offering of the Shares or the Transaction.

7. Registration Rights.

a. GPAC agrees that, within forty-five (45) calendar days after the consummation of the Transaction (the “Filing Date”), it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) ninety (90) calendar days (or one-hundred twenty (120) calendar days if the SEC notifies GPAC that it will “review” the Registration Statement) following the Filing Date and (ii) ten (10) Business Days after GPAC is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. GPAC agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the date on which the Subscriber ceases to hold any Shares issued pursuant to this Subscription Agreement or (ii) on the first date on which the Subscriber is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act within ninety (90) days without limitation as to the amount of such securities that may be sold and without the requirement for GPAC to be in compliance with the current public information required under Rule 144(i)(2). The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Shares to GPAC (or its successor) upon reasonable request to assist GPAC in making the determination described above. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw its Shares from the Registration Statement, upon prompt written request from GPAC. Notwithstanding the foregoing, if the SEC prevents GPAC from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. For as long as the Registration Statement shall remain effective pursuant to this Section 7(a), GPAC will use commercially reasonable efforts to (1) qualify the Shares for listing on the Stock Exchange, and (2) update or amend the Registration Statement as necessary to include the Shares sold hereby for resale. For as long as the Subscriber holds the Shares, GPAC will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the

Securities Act becomes available to the Subscriber), as applicable. Notwithstanding anything to the contrary contained herein, GPAC may delay or postpone filing of such Registration Statement, and from time to time require the Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if the board of directors of GPAC determines, in good faith and upon the advice of counsel, that either in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of GPAC or would require premature disclosure of information that could materially adversely affect GPAC (each such circumstance, a “Suspension Event”); provided, that, (i) GPAC shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than a total of ninety (90) calendar days, in each case in any three hundred sixty (360) day period and (ii) GPAC shall use commercially reasonable efforts to make such Registration Statement available for the resale by the undersigned of the Shares as soon as practicable thereafter. If so directed by GPAC, the Subscriber will destroy all copies of the prospectus covering the Shares in the Subscriber’s possession; provided, however, that this obligation to destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up. GPAC’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Subscriber furnishing in writing to GPAC such information regarding the Subscriber, the securities of GPAC held by the Subscriber and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by GPAC to effect the registration of such Shares, and shall execute such documents in connection with such registration as GPAC may reasonably request that are customary of a selling stockholder in similar situations.

b. GPAC shall advise the Subscriber within two (2) business days: (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by GPAC of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from GPAC (which notice shall not contain any material non-public information regarding GPAC) of the happening of any event contemplated in clauses (ii) through (v) above or of a Suspension Event during the period that the Registration Statement is effective, the Subscriber agrees that (1) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 or another applicable exemption to registration under the Securities Act) until the undersigned receives copies of a supplemental or amended prospectus (which GPAC agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by GPAC that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by

GPAC except (A) for disclosure to the Subscriber’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. GPAC shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (ii) through (v) above, except for such times as GPAC is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, GPAC shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c. GPAC will use its commercially reasonable efforts to (i) at the request of Subscriber, deliver all the necessary documentation to cause GPAC’s transfer agent to remove all restrictive legends from any Shares that have been sold under the Registration Statement or pursuant to Rule 144, and (ii) cause its legal counsel to deliver to the transfer agent the necessary legal opinions required by the transfer agent, if any, in connection with the instruction under clause (i) upon the receipt of Subscriber representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel, in each case within two (2) business days of such request. The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Shares to GPAC (or its successor) upon reasonable request to assist GPAC in making the determination described above.

d. Indemnification

(i) GPAC agrees to indemnify and hold harmless, to the extent permitted by law, the Subscriber, its directors, and officers, employees, and agents, and each person who controls the Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to GPAC by or on behalf of the Subscriber expressly for use therein.

(ii) The Subscriber agrees, severally and not jointly with any other person, to indemnify and hold harmless GPAC, its directors and officers and agents and each person who controls GPAC (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by the or on behalf of Subscriber expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that (1) cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), (2) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or (3) contains any statement of fault or culpability.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v) If the indemnification provided under this Section 7(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d)

from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of the Subscriber pursuant to this Section 7(d)(v) be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation, and such obligations of the Subscriber shall be several and not joint.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and Stardust Power to terminate this Subscription Agreement, and (c) the delivery of a notice of termination of this Subscription Agreement by the Subscriber to GPAC following the date that is thirty (30) calendar days after the Termination Date (as defined in the Business Combination Agreement, and such thirtieth calendar day, the “Outside Date”), if the Closing has not occurred by the Outside Date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (c) shall not be available to the Subscriber if the Subscriber’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Subscriber is one of the Subscribers under an Other Subscription Agreement, and such Other Subscriber’s breach of any of its covenants or obligations under the Other Subscription Agreement), either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before the Outside Date) (the termination events described in clauses (a) through (c) above, collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful and material breach of any covenant, agreement, obligation, representation or warranty hereunder prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful and material breach. GPAC shall notify the Subscriber of the termination of the Business Combination Agreement as promptly as practicable after the termination of the Business Combination Agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Subscriber to GPAC in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned to the Subscriber.

9. Trust Account Waiver. The Subscriber acknowledges that GPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving GPAC and one or more businesses or assets. The Subscriber further acknowledges that, as described in GPAC’s prospectus relating to its initial public offering dated January 13, 2021 (the “Final Prospectus”) available at www.sec.gov, substantially all of GPAC’s assets consist of the cash proceeds of GPAC’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of GPAC, its public shareholders and the underwriters of GPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to GPAC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Final Prospectus. For and in consideration of GPAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account (or distributions therefrom to GPAC’s public shareholders or to the underwriters of GPAC’s initial public offering in respect of their deferred underwriting commissions held in the Trust Account, if applicable), and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement or the transactions contemplated hereby regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided, however, that nothing in this Section 9 shall be deemed to limit the

Subscriber’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Class A Shares outstanding on the date hereof (whether acquired by the Subscriber prior to, on or after the date hereof), pursuant to a validly exercised redemption right with respect to any such Class A Shares, in accordance with GPAC’s Amended and Restated Memorandum and Articles of Association, as amended, and the Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and GPAC, dated January 11, 2021, except to the extent that the Subscriber has otherwise agreed in writing with GPAC, Stardust Power or any of their respective affiliates to not exercise such redemption right.

10. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares acquired hereunder and the rights set forth in Section 7 solely in connection with a transfer of such Shares (other than a transfer in connection with a sale pursuant to either an effective registration statement or under Rule 144), if any) may be transferred or assigned. Notwithstanding the foregoing, after notifying GPAC, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with GPAC’s and Stardust Power’s prior written consent, to another person; provided, that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

b. GPAC may request from the Subscriber such additional information as GPAC may deem necessary to register the resale of the Shares and evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber shall provide such information as may be reasonably requested. The Subscriber acknowledges that GPAC may file a form or copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of GPAC.

c. The Subscriber acknowledges that GPAC, Stardust Power, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement, including Schedule A. Prior to the Closing, the Subscriber agrees to promptly notify GPAC, Stardust Power and the Placement Agent in writing if any of the acknowledgments, understandings, agreements, representations or warranties set forth in Section 6 are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Subscriber shall notify GPAC, Stardust Power and the Placement Agent if they are no longer accurate in any respect). The Subscriber acknowledges and agrees that the purchase by the Subscriber of Shares from GPAC will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any notice previously provided pursuant to this Section 10 or otherwise) by the Subscriber as of the time of such purchase.

d. The Subscriber agrees that, from the date hereof until the Closing or the earlier termination of this Subscription Agreement, none of the Subscriber or any person or entity acting on behalf of the Subscriber or pursuant to any understanding with the Subscriber will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including without limitation equity repurchase agreements and securities lending arrangements, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Subscriber or any other person), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act), of any economic consequences of ownership (excluding, for the avoidance of doubt, any consequences resulting solely from foreign exchange fluctuations), in whole or in part, directly or indirectly, physically or synthetically, of any Shares or any securities of GPAC prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of GPAC, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided, however, that the provisions of this Section 10(d) shall not apply to long sales (including sales of securities held by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates prior to the date hereof and securities purchased by the Subscriber in the open market after the date hereof) other than those effectuated through derivative transactions and similar instruments.

e. GPAC, Stardust Power and the Placement Agent are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(e) shall not give Stardust Power or the Placement Agent any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall Stardust Power be entitled to rely on any of the representations and warranties of GPAC set forth in this Subscription Agreement.

f. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g. This Subscription Agreement may not be terminated other than pursuant to the terms of Section 8. The provisions of this Subscription Agreement may not be modified, amended or waived except by an instrument in writing, signed by each of GPAC and the Subscriber hereto. No failure or delay of either GPAC or the Subscriber in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

h. This Subscription Agreement (including, without limitation, the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7(d), Section 8(b), Section 10(c), Section 10(e), this Section 10(h), Section 10(l) and Section 11 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

i. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k. This Subscription Agreement may be executed and delivered in one or more counterparts (including, without limitation, by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l. The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Stardust Power shall be entitled to seek to specifically enforce the Subscriber’s obligations to fund the Subscription Amount and the provisions of this Subscription Agreement of which Stardust Power is an express third-party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

m. Any notice or communication required or permitted hereunder to be given to the Subscriber shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (x) when so delivered personally, (y) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (z) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Subscriber may hereafter designate by notice to GPAC.

(i) if to the Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to GPAC, to:

c/o Global Partner Acquisition Corp. II

200 Park Avenue, 32nd Floor

New York, NY 10166

Attention: Chandra R. Patel

Jarett Goldman

E-mail:   crpatel@antarcticacapital.com

jgoldman@antarcticacapital.com

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn:  Peter Seligson

Email:  peter.seligson@kirkland.com

n. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF) AS TO ALL MATTERS (INCLUDING ANY ACTION, SUIT, LITIGATION, ARBITRATION, MEDIATION, CLAIM, CHARGE, COMPLAINT, INQUIRY, PROCEEDING, HEARING, AUDIT, INVESTIGATION OR REVIEWS BY OR BEFORE ANY GOVERNMENTAL ENTITY RELATED HERETO), INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(N) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS

SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(N).

o. The Subscriber hereby acknowledges that the Placement Agent and/or its affiliates may now or in the future own securities of GPAC and/or purchase securities in the Transaction.

11. Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of GPAC expressly contained in Section 5, in making its investment or decision to invest in GPAC. The Subscriber acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement, the Other Subscription Agreements or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agent, its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Business Combination Agreement or any Non-Party Affiliate, shall have any liability to the Subscriber pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by GPAC, Stardust Power, the Placement Agent or any Non-Party Affiliate concerning GPAC, Stardust Power, the Placement Agent any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of GPAC, Stardust Power, the Placement Agent or any of GPAC’s, Stardust Power’s or the Placement Agent’s controlled affiliates or any family member of the foregoing.

12. Disclosure. GPAC shall, on the first (1st) business day following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that GPAC has provided to the Subscriber at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, the Subscriber and, to the knowledge of GPAC, the Subscriber’s affiliates, attorneys, agents or representatives shall not be in possession of any material, non-public information received from GPAC, Stardust Power or any of their officers, directors, employees, agents or representatives, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with GPAC, the Placement Agent, Stardust Power or any of their affiliates, relating to the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements, or the Business Combination Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, GPAC shall not, and shall cause each of its officers, directors, employees, attorneys, representatives and agents not to, provide the Subscriber with any material, nonpublic information regarding GPAC or Stardust Power from and after the filing of the Disclosure Document with the SEC without the express prior written consent of the Subscriber. GPAC understands and confirms that the Subscriber and the Subscriber’s affiliates, attorneys, agents and representatives will rely on the foregoing representations and covenants in effecting transactions of securities in GPAC.

13. Several Obligations. The obligations of the Subscriber and each Other Subscriber in connection with the private placement are several and not joint, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber in connection with the private placement. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Other Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscriber and Other Subscriber as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:	Date: ____________, 2024

By:
Name:
Title:

Name in which Shares are to be registered (if different):

State/Country of Formation or Domicile:

Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $9.20

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by GPAC in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, GPAC has accepted this Subscription Agreement as of the date set forth below.

Global Partner Acquisition Corp II

By:
Name:
Title:

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

This Schedule must be completed by the Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Subscriber must check the applicable box in either Section A, Section B or Section C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

C.	AFFILIATE STATUS

(Please check the applicable subparagraphs): SUBSCRIBER

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Subscriber and under which the Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐ Any investment adviser relying on the exemption from registering with the SEC under section 203(1) or (m) of the Investment Advisers Act;

Schedule A

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐ Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐ Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);

☐ Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

Schedule A

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A